EXHIBIT 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT dated as of December 5, 2005 (this "Amendment"), is entered into by and between Trevor Drinkwater (hereinafter called "Employee"), and Genius Products, Inc. (hereinafter the "Employer"), with reference to the following:

RECITALS

WHEREAS, Employee and Employer entered into that certain Employment Agreement made as of July 12, 2005 (the “Employment Agreement”);

WHEREAS, Employer and The Weinstein Company LLC, a Delaware limited liability company and The Weinstein Company Holdings LLC (the “LLC”) and Genius Products, Inc., entered into that certain Master Contribution Agreement dated December 5, 2005 (the “Contribution Agreement”).

WHEREAS, Employee and Employer desire by this Amendment to amend the Employment Agreement in order to, among other things, (a) revise the term of the Employment Agreement, and (b) further amend, modify and supplement the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Amendment, Employee and Employer hereby agree as follows:

1. Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2. Term.

(a) The first paragraph of paragraph numbered 3 of the Employment Agreement, starting with the words, “The term of this Agreement” and ending with the words, “to the date of termination” is deleted in its entirety and replaced with the following:

“Term and Termination: The term of the Employment Agreement shall be for a period of three (3) years starting from the date of the Amendment (the “Initial Term”). Before the expiration of the Initial Term, Employer shall have the option to extend the Agreement for an additional twelve months (“Second Term”). Before the expiration of the Second Term, Employer shall have the option to extend the Agreement for an additional twelve months (“Third Term”). Unless the parties enter into a new contract before the expiration of the Third Term or, if before the expiration of the initial Term or the Second Term the Employer does not exercise the option to extend the agreement for the Second Term or the Third Term, then Employee’s employment shall continue on an “at-will” basis. In the event Employee shall be terminated by Employer without “Cause” during the Initial Term or during the Second Term or Third Term (if applicable), Employer shall provide Employee with the compensation required by clause (a) of Paragraph 2 of the Employment Agreement as of the termination date for the remaining term of the Initial Term, the remaining term of the Second Term or the remaining term of the Third Term, whichever is applicable (the “Severance Period”) following the date of such termination and, in addition, at Employer’s discretion, either pay for the health insurance required by clause (e) of Paragraph 2 of this Agreement during the Severance period or pay Employee the value of such health insurance for the severance period (collectively “Severance”) plus all accrued but unpaid salary and vacation time to the date of termination, with the salary portion of all such compensation and severance payable in cash in a lump sum (less deductions required by law) due immediately upon termination. Notwithstanding anything herein to the contrary, the Severance Period shall not exceed thirty-six (36) months. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings or income that Employee may receive from any other source. In addition to the foregoing Severance, the vesting of Employee’s stock options shall accelerate as to the number of shares that would otherwise have vested and been exercisable as of the date that is twelve (12) months from the date of such termination. Employee’s eligibility for severance benefits is conditioned on Employee having first signed a release agreement in the form attached as Exhibit A and a termination certificate as provided in paragraph 5. Upon termination of Employee's employment with Employer for Cause, Employer shall be under no further obligation to Employee for salary, severance, or other compensation except to pay all accrued but unpaid salary and accrued vacation time to the date of termination.”

(b) The definition of “cause” in the Employment Agreement is deleted and replaced with the following:

For purposes of this Agreement, “Cause” shall mean that Employee: has been repeatedly negligent in the discharge of his or her duties to Employer, or has acted in a manner constituting gross negligence or willful misconduct; has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a material breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty; has been convicted of, or plead guilty or nolo contendere to any felony, or a misdemeanor (other than minor traffic violations or similar offenses) injurious to the reputation, business or assets of Employer or an affiliate; has materially breached any of the material provisions of this agreement; has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, Employer or an affiliate; has materially violated Employer’s policies and procedures, and specifically a violation of Employer’s sexual harassment and/or anti-discrimination policies, or a violation of Employer’s trade secrets policies, or use or disclosure of Employer’s trade secrets for personal gain; or has improperly induced a vendor or customer to break or terminate any contract with Employer or an affiliate or induced a principal for whom Employer or an affiliate acts as agent to terminate such agency relationship.

3. Compensation.

(a) Paragraph 2(a) is deleted and replaced with the following paragraph:

“Pay Employee's salary by check twice per month in equal installments in accordance with Employer's regular salary payment schedule, which shall be paid at the rate (before deductions for advances and deductions made at Employee's request, if any, and for deductions required by federal, state and local law) set forth below.

(i)	Year 1 - $425,000 per year, plus eligibility for an annual bonus in an amount up to 50% of annual salary based on performance factors to be determined by the Board of Directors.
(ii)	Year 2 - $475,000 per year, plus eligibility for an annual bonus in an amount up to 50% of annual salary based on performance factors to be determined by the Board of Directors.
(iii)	Year 3 - $525,000 per year, plus eligibility for an annual bonus in an amount up to 50% of annual salary based on performance factors to be determined by the Board of Directors.
(iv)	Second Term - $625,000 per year, plus eligibility for an annual bonus in an amount up to 50% of annual salary based on performance factors to be determined by the Board of Directors.
(v)	Third Term - $675,000 per year, plus eligibility for an annual bonus in an amount up to 50% of annual salary based on performance factors to be determined by the Board of Directors.

In addition, the Board of Directors will grant Employee an additional 1,000,000 stock options (“New Options”) to vest in equal installments over 5 years, starting on the first anniversary of the date of the grant. The initial grant of stock options will be granted on the date of the Closing of the Contribution Agreement, as the term Closing is defined in that agreement (“Closing”). The stock options’ exercise price will be priced at the closing share price on the date of grant, and will be subject to Employee signing Employer’s form stock option agreement, in substantially the form attached hereto as Exhibit B. The options shall be governed by the stock option plan, as it may be amended from time to time.”

(b) A new paragraph (h) is added to paragraph 2 of the Employment Agreement and will read, “Pay employee a car allowance of $900 per month.”

4. Stock Options. Employee’s New Options shall vest pursuant to the terms of Paragraph 3(a) above. Employee’s stock options that have vested prior to Closing are referred to herein as “Existing Options,” and Employee’s stock options that shall vest due to the Closing or the transactions contemplated thereby are referred to herein as “Accelerated Options.” Upon Closing, all of the Accelerated Options and seventy five percent (75%) of the Existing Options (collectively, the “Combined Options”) shall be subject to a restriction on Employee’s sale, transfer or other hypothecation of the shares represented by such Combined Options. The restriction on Employee’s sale, transfer or other hypothecation of the shares represented by such Combined Options shall be lifted as follows; twenty-five percent (25%) on the date which is twelve (12) months after the Closing date; twenty-five percent (25%) on the date which is twenty four (24) months after the Closing date; twenty-five percent (25%) on the date which is thirty-six (36) months after the Closing date; and the remaining twenty-five percent (25%) on the date which is forty-eight (48) months after the Closing date. A schedule of Employee’s Existing Options is attached as Exhibit A to this Amendment.

5. At-Will.

(a) The sentence in the recital, which reads, “(b) the terms of Employee’s employment, including the "at-will" nature of the relationship,” is deleted and replaced with “(b) the terms of Employee’s employment,”

(b) The sentence in paragraph 8, which reads, “This Agreement is between Employee and Employer, as at-will employer, and shall not form or be deemed to form a partnership or joint venture.” is changed to “This Agreement is between Employee and Employer and shall not form or be deemed to form a partnership or joint venture.”

(c) The sentence in paragraph 10 of the Employment Agreement, which reads, “EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS “AT WILL” EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS” is changed to “EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS”.

6. Nonsolicitation. Employee acknowledges that, due to his position with Employer, he will have access to confidential information and trade secrets. Accordingly, Employee agrees that during his employment with Employer and for a period of one (1) year after termination of his employment with Employer, he shall not directly or indirectly (i) divert or attempt to divert from Employer, TWC, or the Distributor any business of any kind, including without limitation the solicitation of or interference with any of their customers, clients, members, business partners or suppliers or (ii) solicit, induce, recruit or encourage any person employed by Employer, TWC, or the Distributor to terminate his or her employment.

7. Original Agreement. Except as specifically herein amended, the Employment Agreement is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Employment Agreement and this Amendment, this Amendment shall control.

8. Entire Agreement. This Amendment coupled with the Employment Agreement contain the entire agreement between Employer and Employee relating to Employee’s employment with Employer, and they supersede all previous agreements, whether oral or written.

9. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10. Effectiveness. This Amendment shall become effective upon Closing. In the event the Closing does not occur, then this Agreement will be null and void. Employee acknowledges and agrees that the Agreement, as amended by this Amendment, and Employer’s rights and obligations hereunder and thereunder, are intended to be assigned by Employer to the LLC effective at the, and that from and after such time Employee will be employed by the LLC pursuant to the terms of the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first referenced above.

“Employee”

/s/ Trevor Drinkwater
Trevor Drinkwater

“Employer”
Genius Products, Inc.
By: /s/ Steve Bannon
Its: Chairman of the Board

Exhibit A: Schedule of Existing Stock Options

SEVERANCE AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

This Severance Agreement and General Release of All Claims (“Agreement”) is entered into between ____________________ (“Employee”) and Genius Products, Inc. and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys (all collectively referred to as “Genius” or “Employer”).

1. Termination of Employment. Employee’s employment with Employer is terminated effective ___________ (“ the termination date”).

2. Severance. In consideration of and in return for the promises contained in this Agreement, and as full and final compensation to Employee for all services as an employee:

a. Employee shall receive from Employer, with appropriate deductions and withholdings, _____________________ (weeks or months) pay as severance as provided for in Employee’s employment contract with Genius Products, payable commencing on the termination date, in accordance with Genius Products regular payroll practices, in addition to all accrued and unused wages and vacation pay through the termination date;

b. Employee will continue on Employer’s medical plan up to and including Employee’s termination date. Employee shall have the right to continue his/her medical and dental insurance, at Employee’s sole expense, pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") provided, however, that Employee timely elects COBRA continuation. The COBRA period shall be deemed to have commenced on the termination date;

c . Employee acknowledges and agrees that the severance provided for in this Agreement is due under his/her employment contract only if she signs this Agreement; and

e. Employer warrants and Employee acknowledges that the agreements described under this Paragraph 2 constitute full payment of any and all claims of every nature and kind arising out of or relating in any way to Employee’s employment by Employer or the termination thereof, benefits owed, or any other claims as outlined below.

3. Release. In consideration of the above described payment, and for other good and valuable consideration, Employee agrees employment with Employer has terminated as of the termination date, and that Employee has received full payment of all wages, vacation accrued but not used, and any and all other sums due as a result of such employment by Employer. In further consideration of and in return for the promises and covenants undertaken herein, Employee does hereby unconditionally, irrevocably and absolutely release and discharge Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with Employer and the termination of said Employment. This Agreement shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, Age Discrimination in Employment Act, the Fair Labor Standards Act, federal and state wage and hour laws including, without limitation, the California Labor Code, California Government Code Sections 12940 et seq., any applicable California Industrial Wage Orders, all as amended, all claims for breach of contract, employment discrimination, sexual harassment, wages, severance, overtime compensation, vacation, torts, fraud, and/or claims any other local, state or federal law, rule, or regulation relating to or affecting Employee’s employment by Employer, except any claim for unemployment insurance or worker’s compensation.

4. Claims. In further consideration of the above described payments and benefits, and for other good and valuable consideration, Employee irrevocably and absolutely agrees that he/she will not prosecute nor allow to be prosecuted on his/her behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above. It is the intention of the parties that, with the execution of this Agreement, Employer and all related holding, parent or subsidiary entities and their affiliates, directors, officers, representatives, agents, principals, partners and employees, stockholders, predecessors and successors and/or assigns, insurers, and attorneys will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters released. Employee represents that he/she has not filed any complaint, charges or lawsuits against Employer and all related holding, parent or subsidiary corporations (including their affiliates, officers, directors, and employees) with any governmental agency or any court.

5. Unknown Claims. Employee understands and agrees that this Agreement extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Employee certifies that he/she has read this release, the quoted Civil Code section and that he/she fully understands this release.

6. Binding Effect. This Agreement and all promises and agreements set forth in this Agreement shall be binding upon and shall inure to the benefit of the respective parties, their legal successors, heirs, assigns, partners, representatives, agents, attorneys, officers, directors and shareholders.

7. Entire Agreement. Employee further declares and represents that no promise or representation not contained in this Agreement has been made to him/her and acknowledges and represents that this Agreement contains the entire understanding between the parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Agreement. However, any Proprietary or Trade Secrets agreement or any agreement regarding ownership of intellectual property by Genius Products entered into previously shall remain in full force and effect. Employee further acknowledges that the terms of this Agreement are contractual and not a mere recital

8. Confidentiality. Employee acknowledges and agrees that the confidential nature of this Agreement is a material inducement for Employer to enter into this Agreement. Employee agrees that the fact of, and the terms and conditions of this Agreement, and any and all actions by the parties to this Agreement, are confidential and shall not be disclosed, discussed or revealed by Employee to any other person or entity except spouse, significant other, parent, attorney, financial advisor, or as required by law. Employee further agrees he/she will not make any statement or take any action, directly or indirectly, that harms, or could harm, Employer’s business interests, reputation, or good will. EMPLOYEE SPECIFICALLY AGREES NOT TO DISCLOSE THE TERMS OF THIS AGREEMENT TO OTHER CURRENT OR FORMER EMPLOYEES OF EMPLOYER.

9. Confidential Information and Trade Secrets. Employee acknowledges that all confidential materials, records and documents concerning Employer that have come into Employee’s possession during his/her employment with Employer have been returned to Employer. Employee agrees not to disclose to any person or entity, including any competitor of Employer and any future employer, any of Employer’s trade secrets or other confidential information. Employee acknowledges all Employer’s property obtained during the course of her employment with Employer has been returned to Employer. To the extent Employee has entered into any Proprietary or Trade Secrets agreement or any agreement regarding ownership of intellectual property by Genius Products, if such Agreements provide greater protection to Genius Products than this Agreement, such other Agreements shall take precedence over this Agreement.

10. Interpretation and Severability. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

11. Arbitration of Disputes. Any dispute arising out of this Agreement or Employee’s employment or termination shall be resolved by binding arbitration in San Diego, California, and the findings of the arbitrator shall be final and binding upon the parties.

12. Attorneys’ Fees. In any dispute involving this Agreement, the prevailing party shall be entitled to attorneys’ fees and costs.

13.	IF EMPLOYEE IS UNDER THE AGE OF 40, A SIGNATURE ON THIS RELEASE WILL BE IMMEDIATELY EFFECTIVE. IF EMPLOYEE IS OVER THE AGE OF 40, THE FOLLOWING PROVISIONS APPLY:

 Age Discrimination in Employment Act Release.

A. Employee acknowledges Employer hereby has advised Employee in writing to discuss this Agreement with an attorney before executing it and that Employer has provided Employee at least twenty-one (21) days within which to review and consider this Agreement before signing it.

B. The Parties acknowledge and agree that Employee may revoke this Agreement for up to seven (7) calendar days following the execution of this Agreement, and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such a revocation must be in writing, addressed to Harvey C. Berger, Esq., Pope, Berger & Williams, LLP, 550 West “C” Street, Suite 1350, San Diego, CA 92101, and received not later than 5:00 p.m. on the seventh (7th) day following execution of this Agreement by Employee. If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the monies and benefits described above.

C. If Employee does not revoke this Agreement in the time frame specified in this section 20, the Agreement shall become effective at 12:01 a.m. on the eighth (8th) day after it is signed by Employee.

I have read the foregoing Severance Agreement and General Agreement of All Claims and I accept and agree to the provisions contained in this Agreement and execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY, THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: ________________, 2005                        _____________________________